UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 19, 2008
Royal Gold, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13357	84-0835164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1660 Wynkoop Street, Suite 1000, Denver, CO 80202
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On September 19, 2008, Royal Gold’s wholly-owned subsidiary, Royal Gold Chile Limitada, borrowed $3.5 million under its Amended and Restated Term Loan Agreement with HSBC Bank USA, National Association dated August 27, 2008. The total outstanding amount under the term loan facility is $19.25 million, and $2.5 million remains available under the term loan facility. The term loan facility will remain available to be drawn at any time until October 1, 2008. The material terms of the Amended and Restated Term Loan Agreement are described in Royal Gold’s Current Report on Form 8-K filed on September 2, 2008, which description is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Bruce C. Kirchhoff
Name:	Bruce C. Kirchhoff
Title:	Vice President & General Counsel

Dated: September 25, 2008